EXHIBIT 99.1

Happen, Inc. Reports Second Quarter 2026 Results
Record $75.7 Million Pre-Tax Income, 15.1% ROE, and 15.9% ROTCE
Grew Originations 29% Year-over-Year; Increased Diluted EPS 52% Year-over-Year to $0.50
Successfully Rebranded to Happen Bank (Nasdaq: HAPN) from LendingClub

SAN FRANCISCO – July 27, 2026 – Happen, Inc. (Nasdaq: HAPN), parent company of Happen Bank, a digital bank built for the Motivated Middle, today announced financial results for the second quarter ended June 30, 2026.

“Happen delivered a standout quarter, growing originations 29% year-over-year to $3.1 billion, while producing record pre-tax income of $75.7 million and a return on tangible common equity of 15.9%,” said Scott Sanborn, CEO, Happen, Inc. “This is our first quarter operating under the Happen Bank brand, and our results demonstrate exactly what the brand represents: forward momentum. Our core business is firing on all cylinders. We’re ramping our entry into the $500 billion home improvement market and we’re innovating on behalf of our members, all while growing earnings and increasing returns for our shareholders.”

Second Quarter 2026 Results

Highlights:
•Launched the new Happen Bank brand.
•Transferred stock listing from NYSE: LC to Nasdaq: HAPN.
•Delivering growth across consumer businesses.
•Began originating loans in the home improvement market.
•Continued multi-year credit outperformance vs. competitor set, with over 40% lower delinquencies.
•Record >90% automation rate and AI-powered agent support tools led to record originations efficiency.
•Executed $12 million of the $100 million Stock Repurchase and Acquisition Program, with cumulative utilization through June totaling $50 million.

Balance Sheet:
•Total assets of $12.5 billion, up 16% year-over-year, primarily due to growth in loans and securities.
•Deposits of $10.8 billion, up 18% year-over-year, with 88% of deposits FDIC-insured.
•Robust available liquidity of $4.1 billion.
•Strong capital position with a consolidated Tier 1 leverage ratio of 11.9% and a CET1 capital ratio of 16.9%.

Financial Performance:
•Achieved $3.1 billion in origination volume, up 29% compared to the prior year, driven by the successful execution of product and marketing initiatives.
•Total net revenue increased 6% to $262.9 million, compared to $248.4 million in the prior year, driven by higher loan origination volume and higher net interest income.
•Provision benefit of $10.9 million, compared to an expense of $39.7 million in the prior year, due to strong credit performance and the 2026 election of fair value option (FVO) accounting for all new originations.
•Net charge-offs on total loans and leases held for investment improved to $40.6 million, compared to $46.1 million in the same quarter in the prior year, supported by strong credit performance.
•Net income and Diluted EPS grew 52% to $58.1 million and $0.50, respectively, compared to $38.2 million and $0.33 in the prior year, respectively.
•Profit margin (pre-tax) of 28.8%, compared to 21.7% in the prior year.
•Return on Equity (ROE) of 15.1% with a Return on Tangible Common Equity (ROTCE) of 15.9%.

Summary Financial Highlights:

	Three Months Ended
($ in millions, except per share amounts)	June 30, 2026	March 31, 2026	June 30, 2025
Total net revenue	$262.9	$252.3	$248.4
Provision for credit losses	(10.9)	0.4	39.7
Non-interest expense	198.1	184.5	154.7
Income before income tax expense	75.7	67.3	54.0
Income tax expense	(17.5)	(15.7)	(15.8)
Net income	$58.1	$51.6	$38.2

Diluted EPS	$0.50	$0.44	$0.33

For a calculation of Tangible Book Value Per Common Share and Return on Tangible Common Equity, refer to the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables at the end of this release.

2026 Strategic Priorities & Investments

Happen has made important progress on several strategic initiatives:

Corporate Rebrand: Rebranded to Happen BankTM, a bank that clears the way for people going places, providing fast and easy access to award-winning products that help them save more of what they earn and earn more on what they save. The new brand reflects the company’s transition from a pioneering online lender to a diversified digital-first bank that combines deposits, lending, and a capital-light marketplace bank model. The company completed the transition and began trading on Nasdaq under HAPN in June 2026.
Home Improvement Financing: Having previously acquired foundational technology and key talent, Happen Bank is now underwriting and originating home improvement loans and the pipeline of additional new partners is significant. Home improvement is a $500 billion market where Happen Bank has distinct advantages over incumbents and a meaningful opportunity for growth.
AI and Operating Efficiency: The company has multiple AI initiatives underway across marketing, product, engineering, operations, customer experience, and compliance, with the goal of improving member experience, driving efficiency, and supporting margin expansion over time. AI-powered automation and agent support tools have already led to record personal loans originations production efficiency and a record-high >90% automation rate for issued loans.
New Marketing Channel Investment: The company accelerated investments in new acquisition channels, including paid social and display, ahead of normal seasonal timing in order to build attribution models and data capabilities for the full-year 2026 growth plan. Successful execution of marketing and product initiatives contributed to a 29% year-over-year increase in originations in the second quarter.
Transition to Fair Value Option Accounting: Starting January 1, 2026, Happen Bank adopted FVO accounting for all new originations of loans held for investment. This change aligns the accounting treatment for loans held for investment and held for sale, creating a consistent framework across the business and better aligns the timing of revenue recognition with the timing of credit and operational expenses. The company expects this transition will, over time, result in higher return on invested capital.

From a financial reporting perspective, under FVO, new loans are marked to fair value at origination, with subsequent changes in fair value, reflecting both credit performance and market conditions, flowing through non-interest income each quarter rather than through a separate provision for credit losses. The company will no longer record a CECL provision on new loan originations.

Financial Outlook

Third Quarter 2026
Loan originations	$3.20B to $3.35B
Diluted EPS	$0.43 to $0.48

Full Year 2026
Loan originations	$12.2B to $12.6B
Diluted EPS	$1.80 to $1.90

About Happen Bank

Happen Bank™ – formerly LendingClub Bank – is a digital bank built for the Motivated Middle: high-FICO, high-income, digitally savvy consumers actively managing their financial lives. Our difference? We make it easy for them to access award-winning products that help them keep more of what they earn and earn more on what they save. Our products are aligned by design to reward our five million plus members when they take positive financial steps, like saving regularly or making loan payments on time.

The Company’s success is fueled by our advanced credit underwriting, a proprietary technology platform engineered for innovation, and a marketplace bank model that drives value for members, loan investors, and shareholders alike. The result is affordable credit, meaningful value, and a trusted banking relationship – delivered consistently and profitably at scale.

Happen Bank exists to clear the way for our members to make it happen.

Happen, Inc. (Nasdaq: HAPN) – formerly LendingClub Corporation – is the parent company and operator of Happen Bank, National Association, Member FDIC. For more information about Happen Bank, visit https://www.happen.com.

Conference Call and Webcast Information
Happen, Inc.’s second quarter 2026 webcast and teleconference is scheduled to begin at 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time) on Monday, July 27, 2026. A live webcast of the call will be available at https://ir.happen.com under News & Events menu. To listen to the call, register using this link: https://edge.media-server.com/mmc/p/n9sxvwro ten minutes prior to 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time). An audio archive of the call will be available at https://ir.happen.com. Happen, Inc. communicates with its investors and the public, including by disclosing material information pursuant to Regulation FD, through various channels, including its website (including the investor relations page at https://ir.happen.com), social media (including X, LinkedIn and Facebook), filings with the Securities and Exchange Commission, press releases, conference calls and webcasts. Accordingly, we encourage investors and the public to review our communications across all channels.

Question Submissions
Prior to quarterly earnings, investors have the ability to submit and upvote questions for Happen Bank’s management team to consider. To participate, visit the link provided in each quarter's earnings date announcement.

Contacts
For Investors:
IR@happen.com
Media Contact:
Press@happen.com

Non-GAAP Financial Measures
To supplement our financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Tangible Book Value (TBV) Per Common Share and Return on Tangible Common Equity (ROTCE). Our non-GAAP financial measures do have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP.

We believe these non-GAAP financial measures provide management and investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies.

We believe TBV Per Common Share is an important measure used to evaluate the company’s use of equity. TBV Per Common Share is a non-GAAP financial measure representing tangible common equity for the period (common equity reduced by goodwill and customer relationship intangible assets), divided by the ending number of common shares issued and outstanding.

We believe ROTCE is an important measure because it reflects the company's ability to generate income from its core assets. ROTCE is a non-GAAP financial measure calculated by dividing annualized net income by the average tangible common equity for the applicable period.

For a reconciliation of such measures to the nearest GAAP measures, please refer to the tables on page 11 of this release.

Safe Harbor Statement
Some of the statements above, including statements regarding our entry into home improvement financing, our AI initiatives, the impact of the transition to fair value option accounting and anticipated future performance and financial results, are “forward-looking statements.” The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include: our loan performance, our ability to continue to attract and retain new and existing borrowers and marketplace investors (including retaining long-term investors through the duration of their expected partnership and achieving the anticipated level of purchases); competition; overall economic conditions; our ability to integrate acquired technology; the interest rate and/or regulatory environment; default rates and those factors set forth in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, as well as in our subsequent filings with the Securities and Exchange Commission. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

*****

HAPPEN, INC.
OPERATING HIGHLIGHTS
(In thousands, except percentages or as noted)
(Unaudited)

	As of and for the three months ended					% Change
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	Q/Q	Y/Y
Operating Highlights:
Net interest income	$179,017	$176,234	$163,027	$158,439	$154,249	2%	16%
Non-interest income	83,838	76,017	103,444	107,792	94,186	10%	(11)%
Total net revenue	262,855	252,251	266,471	266,231	248,435	4%	6%
Provision for credit losses	(10,917)	390	47,158	46,280	39,733	N/M	N/M
Non-interest expense	198,115	184,533	169,284	162,713	154,718	7%	28%
Income before income tax expense	75,657	67,328	50,029	57,238	53,984	12%	40%
Income tax expense	(17,509)	(15,725)	(8,475)	(12,964)	(15,806)	11%	11%
Net income	$58,148	$51,603	$41,554	$44,274	$38,178	13%	52%
Diluted EPS	$0.50	$0.44	$0.35	$0.37	$0.33	14%	52%

Total loan originations (in millions)(1)	$3,145	$2,669	$2,637	$2,656	$2,433	18%	29%
Current period originations sold or held for sale	$2,039	$1,717	$2,090	$2,027	$1,702	19%	20%
Current period originations held for investment	$1,107	$952	$547	$629	$731	16%	51%

Total servicing portfolio (in millions)(2)	$14,596	$13,854	$13,423	$12,986	$12,524	5%	17%
Loans serviced for others	$8,231	$7,750	$7,601	$7,612	$7,185	6%	15%

Performance Metrics:
Net interest margin	6.14%	6.28%	5.98%	6.18%	6.14%
Profit margin(3)	28.8%	26.7%	18.8%	21.5%	21.7%
Return on average equity (ROE)(4)	15.1%	13.7%	11.3%	12.4%	11.1%
Return on tangible common equity (ROTCE)(5)(6)	15.9%	14.5%	11.9%	13.2%	11.8%
Return on average total assets (ROA)(7)	1.9%	1.8%	1.5%	1.7%	1.5%
Marketing expense as a % of loan originations(1)	1.99%	2.08%	1.73%	1.53%	1.38%

Average balance - total loans and leases held for investment	$5,108,678	$4,797,639	$4,767,573	$4,890,619	$4,899,272	6%	4%
Net charge-offs - total loans and leases held for investment	$40,599	$42,493	$47,852	$41,899	$46,078	(4)%	(12)%
Net charge-off ratio - total loans and leases held for investment(8)	3.2%	3.5%	4.0%	3.4%	3.8%

Capital Metrics:
Common equity Tier 1 capital ratio	16.9%	17.0%	17.4%	18.0%	17.5%
Tier 1 leverage ratio	11.9%	11.9%	12.0%	12.3%	12.2%
Book value per common share	$13.58	$13.19	$13.01	$12.68	$12.25	3%	11%
Tangible book value per common share(6)	$12.89	$12.49	$12.30	$11.95	$11.53	3%	12%
(1)    Beginning in the first quarter of 2026, includes all loans originated during the respective periods (unsecured consumer loans, auto loans and small business loans). Previously this included unsecured consumer loans and auto loans only. In the second and first quarters of 2026, this update included small business loan originations of $38 million and $15 million, respectively. Prior periods have been reclassified to conform to the current period presentation.
(2)    Reflects loans serviced on our platform, which includes unsecured consumer loans and auto loans serviced for others for which servicing rights are retained by the company.
(3)    Calculated as the ratio of income before income tax expense to total net revenue.
(4)    Calculated as annualized net income divided by average equity for the period presented.
(5)    Calculated as annualized net income divided by average tangible common equity for the period presented.
(6)    Represents a non-GAAP financial measure. See “Reconciliation of GAAP to Non-GAAP Financial Measures.”
(7)    Calculated as annualized net income divided by average total assets for the period presented.
(8)    Beginning in the first quarter of 2026, the net charge-off ratio is calculated as annualized net charge-offs for total loans and leases held for investment (at amortized cost and fair value) divided by average total outstanding loans and leases held for investment during the period. Prior to the first quarter of 2026, this was calculated based on loans and leases held for investment at amortized cost only. Prior period amounts have been reclassified to conform to the current period presentation.

HAPPEN, INC.
OPERATING HIGHLIGHTS (Continued)
(In thousands, except percentages or as noted)
(Unaudited)

	As of the period ended					% Change
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	Q/Q	Y/Y
Balance Sheet Data:
Securities available for sale	$4,046,761	$3,867,576	$3,706,709	$3,742,304	$3,527,142	5%	15%
Loans held for sale	$1,773,052	$1,836,121	$1,762,396	$1,213,140	$1,008,168	(3)%	76%
Loans and leases held for investment	$5,078,318	$4,700,990	$4,470,383	$4,573,425	$4,765,068	8%	7%
Total loans and leases	$6,851,370	$6,537,111	$6,232,779	$5,786,565	$5,773,236	5%	19%
Total assets	$12,549,040	$11,939,839	$11,567,816	$11,072,515	$10,775,333	5%	16%
Total deposits	$10,765,267	$10,189,511	$9,833,870	$9,388,233	$9,136,124	6%	18%
Total liabilities	$10,981,575	$10,416,311	$10,067,388	$9,610,302	$9,369,298	5%	17%
Total equity	$1,567,465	$1,523,528	$1,500,428	$1,462,213	$1,406,035	3%	11%

HAPPEN, INC.
LOANS AND LEASES HELD FOR INVESTMENT BY DELINQUENCY STATUS
(In thousands)
(Unaudited)
The following tables present loans and leases held for investment (at amortized cost and fair value) by delinquency status(1):

June 30, 2026	Current	30-59 Days	60-89 Days	90 or More Days	Total	Guaranteed Amount (2)
Unsecured consumer (3)	$3,966,514	$19,724	$16,249	$14,386	$4,016,873	$—
Residential mortgages	146,498	—	—	962	147,460	—
Secured consumer	406,339	2,378	741	157	409,615	—
Total consumer loans held for investment	4,519,351	22,102	16,990	15,505	4,573,948	—

Equipment finance (4)	29,827	—	—	3,422	33,249	—
Commercial real estate (5)	490,680	1,765	—	6,373	498,818	38,783
Commercial and industrial	136,122	2,560	2,888	23,230	164,800	115,001
Total commercial loans and leases held for investment	656,629	$4,325	$2,888	$33,025	$696,867	$153,784
Total loans and leases held for investment	$5,175,980	$26,427	$19,878	$48,530	$5,270,815	$153,784

December 31, 2025	Current	30-59 Days	60-89 Days	90 or More Days	Total	Guaranteed Amount (2)
Unsecured consumer (3)	$3,600,434	$24,075	$19,685	$18,929	$3,663,123	$—
Residential mortgages	150,099	—	888	86	151,073	—
Secured consumer	257,063	3,015	596	395	261,069	—
Total consumer loans held for investment	4,007,596	27,090	21,169	19,410	4,075,265	—

Equipment finance (4)	35,973	696	—	3,088	39,757	—
Commercial real estate (5)	461,307	—	—	11,182	472,489	39,507
Commercial and industrial	133,526	1,540	1,878	20,074	157,018	108,826
Total commercial loans and leases held for investment	630,806	2,236	1,878	34,344	669,264	148,333
Total loans and leases held for investment	$4,638,402	$29,326	$23,047	$53,754	$4,744,529	$148,333
(1)    Beginning in the first quarter of 2026, amounts include loans and leases held for investment measured at both amortized cost and fair value. Prior to the first quarter of 2026, amounts included loans and leases held for investment at amortized cost only.
(2)    Represents loan balances guaranteed by the Small Business Association (SBA).
(3)    Excludes basis adjustment for loans previously designated in fair value hedges under the portfolio layer method of $0.4 million and $1.6 million as of June 30, 2026 and December 31, 2025, respectively.
(4)    Comprised of sales-type leases for equipment.
(5)    Includes $309.9 million and $286.8 million in loans originated through the SBA as of June 30, 2026 and December 31, 2025, respectively.

HAPPEN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended			Change (%)
	June 30, 2026	March 31, 2026	June 30, 2025	Q2 2026 vs Q1 2026	Q2 2026 vs Q2 2025
Interest income:
Interest on loans (1)	$206,397	$199,897	$174,645	3%	18%
Interest on securities available for sale	55,114	54,411	55,339	1%	—%
Other interest income	7,424	6,899	7,113	8%	4%
Total interest income	$268,935	$261,207	$237,097	3%	13%

Interest expense:
Interest on deposits	89,916	84,971	82,845	6%	9%
Other interest expense	2	2	3	—%	(33)%
Total interest expense	89,918	84,973	82,848	6%	9%

Net interest income	179,017	176,234	154,249	2%	16%

Non-interest income:
Origination fees (2)	164,006	130,088	87,578	26%	87%
Servicing fees (2)	12,890	13,113	16,395	(2)%	(21)%
Gain on sales of loans (2)	21,461	16,269	13,540	32%	59%
Net fair value adjustments (2)	(121,145)	(88,925)	(27,869)	(36)%	(335)%
Other non-interest income	6,626	5,472	4,542	21%	46%
Total non-interest income	83,838	76,017	94,186	10%	(11)%

Total net revenue	262,855	252,251	248,435	4%	6%

Provision for credit losses	(10,917)	390	39,733	N/M	N/M

Non-interest expense:
Compensation and benefits	68,221	65,514	61,989	4%	10%
Marketing	62,580	55,415	33,580	13%	86%
Equipment and software	15,846	15,293	14,495	4%	9%
Depreciation and amortization	18,152	15,819	15,460	15%	17%
Professional services	11,989	11,767	10,300	2%	16%
Occupancy	4,982	6,391	4,787	(22)%	4%
Other non-interest expense	16,345	14,334	14,107	14%	16%
Total non-interest expense	198,115	184,533	154,718	7%	28%

Income before income tax expense	75,657	67,328	53,984	12%	40%
Income tax expense	(17,509)	(15,725)	(15,806)	11%	11%
Net income	$58,148	$51,603	$38,178	13%	52%

Net income per share:
Basic EPS	$0.50	$0.45	$0.33	11%	52%
Diluted EPS	$0.50	$0.44	$0.33	14%	52%
Weighted-average common shares – Basic	115,376,906	115,400,564	114,409,231	—%	1%
Weighted-average common shares – Diluted	117,274,710	117,333,435	115,692,969	—%	1%
(1)    Beginning in the first quarter of 2026, we combined “Interest on loans held for sale,” “Interest and fees on loans and leases held for investment,” and “Interest on loans held for investment at fair value,” into a single line item called “Interest on loans.” Prior period amounts have been reclassified to conform to the current period presentation.
(2)    Beginning in the first quarter of 2026, these components previously aggregated under “Marketplace revenue” on the Income Statement, are now presented as separate line items. Prior period amounts have been reclassified to conform to the current period presentation.

HAPPEN, INC.
NET INTEREST INCOME
(In thousands, except percentages or as noted)
(Unaudited)

	Consolidated (1)
	Three Months Ended June 30, 2026			Three Months Ended March 31, 2026			Three Months Ended June 30, 2025
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Interest-earning assets (2)
Cash, cash equivalents, restricted cash and other	$825,029	$7,424	3.60%	$775,385	$6,899	3.56%	$679,603	$7,113	4.19%
Securities available for sale at fair value	3,880,678	55,114	5.68%	3,737,199	54,411	5.82%	3,411,020	55,339	6.49%
Loans held for sale at fair value	1,850,763	64,039	13.84%	1,910,017	64,531	13.51%	1,061,845	32,489	12.24%
Loans held for investment at fair value	1,667,694	46,540	11.16%	807,486	25,467	12.62%	722,685	19,761	10.94%
Loans and leases held for investment at amortized cost:
Unsecured consumer loans	2,438,480	80,830	13.26%	2,934,584	94,763	12.92%	3,177,439	107,829	13.57%
Commercial and secured consumer loans	1,002,504	14,988	5.98%	1,055,569	15,136	5.74%	999,148	14,566	5.83%
Loans and leases held for investment at amortized cost	3,440,984	95,818	11.14%	3,990,153	109,899	11.02%	4,176,587	122,395	11.72%
Total loans and leases held for investment	5,108,678	142,358	11.15%	4,797,639	135,366	11.29%	4,899,272	142,156	11.61%
Total interest-earning assets	11,665,148	268,935	9.22%	11,220,240	261,207	9.31%	10,051,740	237,097	9.44%

Cash and due from banks and restricted cash	25,687			26,343			38,746
Allowance for loan and lease losses	(218,977)			(262,466)			(247,133)
Other non-interest earning assets	695,671			668,486			633,711
Total assets	$12,167,529			$11,652,603			$10,477,064

Interest-bearing liabilities
Interest-bearing deposits (3):
Savings and money market accounts	6,897,169	61,372	3.57%	6,694,780	58,714	3.56%	6,152,936	58,934	3.84%
Certificates of deposit	2,736,658	27,381	4.01%	2,488,015	25,174	4.10%	1,997,980	22,469	4.51%
Checking accounts	389,934	1,163	1.20%	393,963	1,083	1.12%	426,107	1,442	1.36%
Interest-bearing deposits	10,023,761	89,916	3.60%	9,576,758	84,971	3.60%	8,577,023	82,845	3.87%
Other interest-bearing liabilities	220	2	3.81%	222	2	3.79%	220	3	4.54%
Total interest-bearing liabilities	10,023,981	89,918	3.60%	9,576,980	84,973	3.60%	8,577,243	82,848	3.87%
Noninterest-bearing deposits	343,281			334,136			282,113
Other liabilities	256,029			233,776			236,509
Total liabilities	$10,623,291			$10,144,892			$9,095,865

Total equity	$1,544,238			$1,507,711			$1,381,199
Total liabilities and equity	$12,167,529			$11,652,603			$10,477,064

Interest rate spread			5.62%			5.71%			5.57%

Net interest income and net interest margin		$179,017	6.14%		$176,234	6.28%		$154,249	6.14%
(1)    Consolidated presentation reflects intercompany eliminations.
(2)    Nonaccrual loans and any related income are included in their respective loan categories.
(3)    Prior period amounts have been reclassified to conform to the current period presentation.

HAPPEN, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	June 30, 2026	December 31, 2025
Assets
Cash and due from banks	$11,957	$11,749
Interest-bearing deposits in banks	900,810	905,905
Total cash and cash equivalents	912,767	917,654
Restricted cash	15,455	12,783
Securities available for sale at fair value ($4,103,026 and $3,733,780 at amortized cost, respectively)	4,046,761	3,706,709
Loans held for sale at fair value	1,773,052	1,762,396
Loans held for investment at fair value	2,085,066	473,314
Loans and leases held for investment	3,186,145	4,272,812
Allowance for loan and lease losses	(192,893)	(275,743)
Loans and leases held for investment, net	2,993,252	3,997,069
Property, equipment and software, net	276,454	254,088
Goodwill	75,717	75,717
Other assets	370,516	368,086
Total assets	$12,549,040	$11,567,816
Liabilities and Equity
Deposits:
Interest-bearing	$10,336,236	$9,459,483
Noninterest-bearing	429,031	374,387
Total deposits	10,765,267	9,833,870
Other liabilities	216,308	233,518
Total liabilities	10,981,575	10,067,388
Equity
Common stock, $0.01 par value; 180,000,000 shares authorized; 115,407,464 and 115,368,987 shares issued and outstanding, respectively	1,154	1,154
Additional paid-in capital	1,697,357	1,719,233
Accumulated deficit	(92,048)	(201,799)
Accumulated other comprehensive loss	(38,998)	(18,160)
Total equity	1,567,465	1,500,428
Total liabilities and equity	$12,549,040	$11,567,816

HAPPEN, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except share and per share data)
(Unaudited)
Tangible Book Value Per Common Share

	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
GAAP common equity	$1,567,465	$1,523,528	$1,500,428	$1,462,213	$1,406,035
Less: Goodwill	(75,717)	(75,717)	(75,717)	(75,717)	(75,717)
Less: Customer relationship intangible assets	(4,492)	(5,039)	(5,685)	(8,206)	(7,068)
Tangible common equity	$1,487,256	$1,442,772	$1,419,026	$1,378,290	$1,323,250

Book value per common share
GAAP common equity	$1,567,465	$1,523,528	$1,500,428	$1,462,213	$1,406,035
Common shares issued and outstanding	115,407,464	115,497,890	115,368,987	115,301,440	114,740,147
Book value per common share	$13.58	$13.19	$13.01	$12.68	$12.25

Tangible book value per common share
Tangible common equity	$1,487,256	$1,442,772	$1,419,026	$1,378,290	$1,323,250
Common shares issued and outstanding	115,407,464	115,497,890	115,368,987	115,301,440	114,740,147
Tangible book value per common share	$12.89	$12.49	$12.30	$11.95	$11.53

Return On Tangible Common Equity

	For the three months ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Average GAAP common equity	$1,544,238	$1,507,711	$1,473,356	$1,424,538	$1,381,199
Less: Average goodwill	(75,717)	(75,717)	(75,717)	(75,717)	(75,717)
Less: Average customer relationship intangible assets	(4,766)	(5,362)	(6,031)	(6,722)	(7,423)
Average tangible common equity	$1,463,755	$1,426,632	$1,391,608	$1,342,099	$1,298,059

Return on average equity
Annualized GAAP net income	$232,592	$206,412	$166,216	$177,096	$152,712
Average GAAP common equity	$1,544,238	$1,507,711	$1,473,356	$1,424,538	$1,381,199
Return on average equity	15.1%	13.7%	11.3%	12.4%	11.1%

Return on tangible common equity
Annualized GAAP net income	$232,592	$206,412	$166,216	$177,096	$152,712
Average tangible common equity	$1,463,755	$1,426,632	$1,391,608	$1,342,099	$1,298,059
Return on tangible common equity	15.9%	14.5%	11.9%	13.2%	11.8%